EXHIBITS TO BE FILED BY EDGAR


               3.   By filing the following exhibits in Item 6 thereof:

                    A    -    Form of New Plan -- Included as Annex A to
                              Draft Proxy Statement filed as Exhibit B hereto.

                    B    -    Draft Proxy Statement for 1997 Annual Meeting
                              of Stockholders.

                    F-1  -    Opinion of Berlack, Israels & Liberman LLP.

                    F-2  -    Opinion of Ballard Spahr Andrews & Ingersoll.

                    G    -    Financial Data Schedule.